UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 24, 2015

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 24, 2015, TC PipeLines, LP (the “Partnership”) entered into a definitive agreement with TransCanada American Investments Ltd. (the “Purchase Agreement”) to acquire the remaining 30 percent membership interest in Gas Transmission Northwest LLC (“GTN”) for a total transaction value of $446 million, subject to certain working capital closing adjustments (the “Acquisition”).  The consideration is comprised of $253 million in cash, the assumption of $98 million in proportional GTN debt and the issuance of $95 million of new Class B units to TransCanada.

The Partnership plans to fund the cash portion of the transaction through a combination of debt and common equity.  The Class B units will be entitled to a distribution based on 30 percent of GTN’s annual distributions as follows: i) for the first five years, 100 percent of distributions above $20 million; and ii) for subsequent years, 25 percent of distributions above $20 million.  The Acquisition is expected to close on April 1, 2015, subject to customary closing conditions.

TransCanada American Investments Ltd. is a wholly-owned subsidiary of TransCanada Corporation (“TransCanada”), which is the ultimate parent company of TC PipeLines GP, Inc., the general partner of the Partnership (the “General Partner”).

The purchase price was negotiated between the Partnership and the seller. The Conflicts Committee of the Board of Directors of the General Partner, composed entirely of independent directors, unanimously recommended approval of the Acquisition to the Board of Directors.  The Conflicts Committee retained legal, market and financial advisors to assist it in evaluating and negotiating the Acquisition.  The Board of Directors of the General Partner unanimously approved the terms of the Acquisition.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K, and is incorporated herein by reference.

Item 2.02  Results of Operations and Financial Condition.

On February 25, 2015, TC PipeLines, LP (the “Partnership”) issued a news release announcing our results of operations for the quarter ended December 31, 2014.  A copy of the news release is furnished as Exhibit 99.1 to this report.

Item 7.01 Regulation FD Disclosure.

The disclosure contained in Item 2.02 of this report is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1	Agreement for Purchase and Sale of Membership Interest dated as of February 24, 2015 between TransCanada American Investments Ltd., as Seller, and the Partnership, as Buyer.*
99.1	News Release of TC PipeLines, LP, dated February 25, 2015, reporting the Partnership’s financial results for the quarter ended December 31, 2014.
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*The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  February 25, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement for Purchase and Sale of Membership Interest dated as of February 24, 2015 between TransCanada American Investments Ltd., as Seller, and the Partnership, as Buyer.*
99.1	News Release of TC PipeLines, LP, dated February 25, 2015, reporting the Partnership’s financial results for the quarter ended December 31, 2014.
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*The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission